SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.   ).

Filed by the Registrant  [ x ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement     [   ] Confidential, for Use of the
                                            Commission Only (as permitted
                                            by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement

[ x ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   TEKTRONIX, INC.
______________________________________________________________________________
                  (Name of Registrant as Specified in Its Charter)

______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[   ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
      or Item 22(a)(2) of Schedule 14A.

[   ] $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).

[   ] Fee computed on table below per Exchange Act Rules
      14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

           Not applicable
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      (2)  Aggregate number of securities to which transaction applies:

           Not applicable
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      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           Not applicable
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      (4)  Proposed maximum aggregate value of transaction:

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      (5)  Total fee paid:

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[   ] Fee paid previously with preliminary materials:

[   ] Check box if any part of the fee is offset as provided by
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      the offsetting fee was paid previously.  Identify the previous
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______________


THE FOLLOWING WAS TRANSMITTED TO EMPLOYEES OF TEKTRONIX, INC.
ON SEPTEMBER 6, 1996


Subject:  United Food and Commercial Workers proxy materials.
From:     Vince Chiappetta, Vice President and General Counsel

     Some participants in the Company's 401(k) retirement plan may be receiving proxy solicitation materials from the United Food and Commercial Workers Local 99 ("UFCW"), Phoenix, Arizona, concerning three shareholder proposals the UFCW may submit at the Company's annual meeting later this month.

     The Company has not given any 401(k) participant's name or account information to the UFCW. As permitted by the rules of the Securities and Exchange Commission, the UFCW sent their materials to the Company and paid for the mailing by the Company to the group of plan participants designated by the UFCW. The UFCW has instructed that their materials be mailed to the top 1,700 plan participants in terms of the number of Company shares held in participants' accounts. No list of names was given to the UFCW. The UFCW mailing relates to soliciting the participants' votes concerning the shares held in their 401(k) accounts. It has nothing to do with the 401(k) plan or other aspects of the individual accounts.

     The UFCW, which indicates it holds 25 shares of Company stock, is involved in a labor dispute with Albertson's, a large retail chain with its headquarters in Boise, Idaho. This dispute is between the UFCW and Albertson's, and has nothing to do with Tektronix. The UFCW is engaged in a program of disrupting the annual meeting process of corporations that have links to Albertson's. One of Tektronix' directors is also a director of Albertson's. The Company understands that the UFCW has acquired a small amount of stock in and made shareholder proposals at six other companies that have directors who also serve on the board of directors of Albertson's.

     The specific shareholder proposals that may be raised by the UFCW are described on page 20 of the Company's proxy materials mailed to all shareholders, including employees holding through the 401(k) plan, on August 26. The proposals were not discussed in detail in the Company's proxy materials because at the time, it was not clear whether, and to whom, the UFCW would actually ask the Company to mail their proposals, and whether their proposals would change.

     Now that the UFCW has asked the Company to mail their materials, the Company will soon be distributing additional proxy materials to all shareholders relating to these proposals. If you own shares directly in addition to shares held in your 401(k) account, you will receive a separate set of proxy materials from Tektronix for each account. We urge you to review the Company materials before taking any action on the UFCW's proxy card. If you have any questions, contact Paul Montgomery in our law department, at 503-685-4234.